Exhibit 99.1

TE Connectivity announces fourth quarter and full year results for fiscal year 2018

Double-digit growth in sales and earnings for the full year, with operating margin improvement in all segments; company exceeds expectations for continuing operations

SCHAFFHAUSEN, Switzerland — October 31, 2018 — TE Connectivity Ltd. (NYSE: TEL) today reported results for the fiscal fourth quarter and year ended September 28, 2018.

Fourth Quarter Highlights

•                  Announced a definitive agreement to divest its subsea communications (SubCom) business; prior results have been recast with SubCom reported as discontinued operations

•                  Net sales were $3.5 billion, up 9 percent as reported and 8 percent organically over the fourth quarter of 2017, exceeding the company’s expectations for sales excluding SubCom.

•                  Diluted earnings per share (EPS) from continuing operating operations were $4.78, including a one-time tax-related benefit, and adjusted EPS were $1.35, up 19 percent year over year.

•                  Cash flow from continuing operating activities was $922 million and free cash flow was $670 million, with $507 million returned to shareholders.

Full Year Highlights

•                  Net sales were $14 billion, up 15 percent as reported and 9 percent organically from fiscal year 2017.

•                  Diluted EPS from continuing operations were $7.32 and adjusted EPS were $5.61, up 26 percent versus the prior year, with operating margin expansion across all segments.

•                  Cash flow from continuing operations was $2.3 billion and free cash flow was $1.4 billion, with $1.6 billion returned to shareholders.

Fourth Quarter Results

For the fourth quarter, the company reported net sales of $3.5 billion, with diluted EPS from continuing operations of $4.78. Adjusted EPS were $1.35, cash flow from continuing operating activities was $922 million, and free cash flow was $670 million. On September 17th, the company announced a definitive agreement to sell its SubCom business to Cerberus Capital Management. Prior results have been recast with SubCom reported as discontinued operations.

Full Year Results

For the full year, the company reported net sales of $14 billion and diluted EPS from continuing operations of $7.32. Adjusted EPS were $5.61, cash flow from continuing operating activities was $2.3 billion and free cash flow was $1.4 billion for the year.

“Our strong fourth quarter results capped off an outstanding year, with fiscal-year sales up 9 percent organically and adjusted EPS up 26 percent. This performance, which was well above our business model targets, includes 100 points of adjusted operating margin expansion and reflects our success in capitalizing on positive content trends in what has been a balanced global growth environment,” said TE Connectivity CEO Terrence Curtin. “I am proud of our results in 2018, which were driven by strong execution of our strategy and excellent teamwork from our employees worldwide. As a result of this strong performance, we also earned external recognition, including being named by Fortune as both a World’s Most Admired Company and a Global Company Changing the World.”

2019 Outlook

For the fiscal first quarter of 2019, the company expects net sales of $3.33 billion to $3.43 billion, reflecting an increase of one percent on an actual basis and 3 percent on an organic basis year over year at the mid-point. Diluted EPS from continuing operations are expected to be $1.09 to $1.13, including net restructuring, acquisition-related and other charges of $0.16. The company expects adjusted EPS of $1.25 to $1.29.

For the full year, the company expects net sales of $13.9 to $14.3 billion, reflecting one percent actual and 3 percent organic growth at the mid-point versus the prior year. Diluted EPS from continuing operations are expected to be $5.20 to $5.40, including net restructuring, acquisition-related and other charges of $0.40. The company expects adjusted EPS of $5.60 to 5.80.

“As we begin 2019, we expect a slower growth environment in some of our markets. As our customers adjust to these shifts, we will continue executing our strategy to expand our share of content and deliver above-market growth and value for our owners,” said Curtin. “I’m confident our portfolio continues to be well aligned with long-term global growth trends in key areas where our technologies create a safer, sustainable, productive and connected world.”

Information about TE Connectivity’s use of non-GAAP financial measures is provided below. For reconciliations of these non-GAAP financial measures, see the attached tables.

Conference Call and Webcast

The company will hold a conference call today beginning at 8:30 a.m. ET. The dial-in information is provided here:

•                  At TE Connectivity’s website: http://investors.te.com.

•                  By telephone: For both “listen-only” participants and those participants who wish to take part in the question-and-answer portion of the call, the dial-in number in the United States is (800) 230-1093, and for international callers, the dial-in number is (612) 332-0107.

•                  An audio replay of the conference call will be available beginning at 10:30 a.m. ET on October 31, 2018, and ending at 11:59 p.m. ET on November 7, 2018. The dial-in number for participants in the United States is (800) 475-6701. For participants outside the United States, the dial-in number is (320) 365-3844. The replay access code for all callers is 454471.

About TE Connectivity

TE Connectivity Ltd. (NYSE: TEL) is a $14 billion global technology and manufacturing leader creating a safer, sustainable, productive, and connected future. For more than 75 years, our connectivity and sensor solutions, proven in the harshest environments, have enabled advancements in transportation, industrial applications, medical technology, energy, data communications, and the home. With 80,000 employees, including more than 8,000 engineers, working alongside customers in approximately 140 countries, TE ensures that EVERY CONNECTION COUNTS. Learn more at www.te.com and on LinkedIn, Facebook, WeChat and Twitter.

Non-GAAP Financial Measures

We present non-GAAP performance and liquidity measures as we believe it is appropriate for investors to consider adjusted financial measures in addition to results in accordance with accounting principles generally accepted in the U.S. (“GAAP”). These non-GAAP financial measures provide supplemental information and should not be considered replacements for results in accordance with GAAP. Management uses non-GAAP financial measures internally for planning and forecasting purposes and in its decision-making processes related to the operations of our company. We believe these measures provide meaningful information to us and investors because they enhance the understanding of our operating performance, ability to generate cash, and the trends of our business. Additionally, we believe that investors benefit from having access to the same financial measures that management uses in evaluating our operations. The primary limitation of these measures is that they exclude the financial impact of items that would otherwise either increase or decrease our reported results. This limitation is best addressed by using these non-GAAP financial measures in combination with the most directly comparable GAAP financial measures in order to better understand the amounts, character, and impact of any increase or decrease in reported amounts. These non-GAAP financial measures may not be comparable to similarly-titled measures reported by other companies.

The following provides additional information regarding our non-GAAP financial measures:

•                  Organic Net Sales Growth — represents net sales growth (the most comparable GAAP financial measure) excluding the impact of foreign currency exchange rates, and acquisitions and divestitures that occurred in the preceding twelve months, if any. Organic Net Sales Growth is a useful measure of our performance because it excludes items that are not completely under management’s control, such as the impact of changes in foreign currency exchange rates, and items that do not reflect the underlying growth of the company, such as acquisition and divestiture activity. This measure is a significant component in our incentive compensation plans.

•                  Adjusted Operating Income and Adjusted Operating Margin — represent operating income and operating margin, respectively, (the most comparable GAAP financial measures) before special items including restructuring and other charges, acquisition related charges, and other income or charges, if any. We utilize these adjusted measures in combination with operating income and operating margin to assess segment level operating performance and to provide insight to management in evaluating segment operating plan execution and market conditions. Adjusted Operating Income is a significant component in our incentive compensation plans.

•                  Adjusted Other Income (Expense), Net — represents net other income (expense) (the most comparable GAAP financial measure) before special items including tax sharing income related to adjustments to prior period tax returns and other items, if any.

•                  Adjusted Income Tax Expense and Adjusted Effective Tax Rate — represent income tax expense and effective tax rate, respectively (the most comparable GAAP financial measures) after adjusting for the tax effect of special items including restructuring and other charges, acquisition related charges, other income or charges, and certain significant tax items, if any.

•                  Adjusted Income from Continuing Operations — represents income from continuing operations (the most comparable GAAP financial measure) before special items including restructuring and other charges, acquisition related charges, tax sharing income related to adjustments to prior period tax returns and other tax items, other income or charges, and certain significant tax items, if any, and, if applicable, the related tax effects.

•                  Adjusted Earnings Per Share — represents diluted earnings per share from continuing operations (the most comparable GAAP financial measure) before special items including restructuring and other charges, acquisition related charges, tax sharing income related to adjustments to prior period tax returns and other tax items, other income or charges, and certain significant tax items, if any, and, if applicable, the related tax effects. This measure is a significant component in our incentive compensation plans.

•                  Free Cash Flow (FCF) — is a useful measure of our ability to generate cash. The difference between net cash provided by continuing operating activities (the most comparable GAAP financial measure) and Free Cash Flow consists mainly of significant cash outflows and inflows that we believe are useful to identify. We believe Free Cash Flow provides useful information to investors as it provides insight into the primary cash flow metric used by management to monitor and evaluate cash flows generated from our operations.

Free Cash Flow is defined as net cash provided by continuing operating activities excluding voluntary pension contributions and the cash impact of special items, if any, minus net capital expenditures. Voluntary pension contributions are excluded from the GAAP financial measure because this activity is driven by economic financing decisions rather than operating activity. Certain special items, including net payments related to pre-separation tax matters and cash paid (collected) pursuant to collateral requirements related to cross currency swaps, are also excluded by management in evaluating Free Cash Flow. Net capital expenditures consist of capital expenditures less proceeds from the sale of property, plant, and equipment. These items are subtracted because they represent long-term commitments.

In the calculation of Free Cash Flow, we subtract certain cash items that are ultimately within management’s and the Board of Directors’ discretion to direct and may imply that there is less or more cash available for our programs than the most comparable GAAP financial measure indicates. It should not be inferred that the entire Free Cash Flow amount is available for future discretionary expenditures, as our definition of Free Cash Flow does not consider certain non-discretionary expenditures, such as debt payments. In addition, we may have other discretionary expenditures, such as discretionary dividends, share repurchases, and business acquisitions, that are not considered in the calculation of Free Cash Flow.

Forward-Looking Statements

This release contains certain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance, financial condition or achievements to differ materially from anticipated results, performance, financial condition or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. We have no intention and are under no obligation to update or alter (and expressly disclaim any such intention or obligation to do so) our forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by law. The forward-looking statements in this release include statements addressing our future financial condition and operating results and our planned sale of the SubCom business, including the expected use of proceeds from the sale. Examples of factors that could cause actual results to differ materially from those described in the forward-looking statements include, among others, business, economic, competitive and regulatory risks, such as conditions affecting demand for products, particularly in the automotive and data and devices industries; competition and pricing pressure; fluctuations in foreign currency exchange rates and commodity prices; natural disasters and political, economic and military instability in countries in which we operate; developments in the credit markets; future goodwill impairment; compliance with current and future environmental and other laws and regulations; the possible effects on us of changes in tax laws, tax treaties and other legislation, including the effects of the U.S. Tax Cuts and Jobs Act; and the risk that the sale of the SubCom business may not be consummated, or if consummated, we do not realize the anticipated benefits from such transaction.  More detailed information about these and other factors is set forth in TE Connectivity Ltd.’s Annual Report on Form 10-K for the fiscal year ended Sept. 29, 2017 as well as in our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports filed by us with the U.S. Securities and Exchange Commission.

# # #

Contacts:	Media Relations:	Investor Relations:
	B.J. Talley TE Connectivity 610-893-9553 bj.talley@te.com	Sujal Shah TE Connectivity 610-893-9790 sujal.shah@te.com

TE CONNECTIVITY LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	For the Quarters Ended		For the Years Ended
	September 28,	September 29,	September 28,	September 29,
	2018	2017	2018	2017
	(in millions, except per share data)
Net sales	$3,509	$3,235	$13,988	$12,185
Cost of sales	2,327	2,168	9,243	8,002
Gross margin	1,182	1,067	4,745	4,183
Selling, general, and administrative expenses	414	398	1,594	1,543
Research, development, and engineering expenses	171	155	680	611
Acquisition and integration costs	5	1	14	6
Restructuring and other charges, net	22	22	126	147
Operating income	570	491	2,331	1,876
Interest income	4	6	15	16
Interest expense	(27)	(35)	(107)	(130)
Other income (expense), net	(1)	(11)	1	(42)
Income from continuing operations before income taxes	546	451	2,240	1,720
Income tax (expense) benefit	1,128	(62)	344	(180)
Income from continuing operations	1,674	389	2,584	1,540
Income (loss) from discontinued operations, net of income taxes	(13)	45	(19)	143
Net income	$1,661	$434	$2,565	$1,683

Basic earnings per share:
Income from continuing operations	$4.82	$1.10	$7.38	$4.34
Income (loss) from discontinued operations	(0.04)	0.13	(0.05)	0.40
Net income	4.79	1.23	7.33	4.74

Diluted earnings per share:
Income from continuing operations	$4.78	$1.09	$7.32	$4.30
Income (loss) from discontinued operations	(0.04)	0.13	(0.05)	0.40
Net income	4.75	1.22	7.27	4.70

Weighted-average number of shares outstanding:
Basic	347	353	350	355
Diluted	350	356	353	358

TE CONNECTIVITY LTD.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	September 28,	September 29,
	2018	2017
	(in millions, except share data)
Assets
Current assets:
Cash and cash equivalents	$848	$1,218
Accounts receivable, net of allowance for doubtful accounts of $22 and $18, respectively	2,361	2,138
Inventories	1,857	1,647
Prepaid expenses and other current assets	661	578
Current assets held for sale	472	345
Total current assets	6,199	5,926
Property, plant, and equipment, net	3,497	3,159
Goodwill	5,684	5,651
Intangible assets, net	1,704	1,841
Deferred income taxes	2,144	2,141
Noncurrent assets held for sale	—	257
Other assets	1,158	428
Total Assets	$20,386	$19,403

Liabilities and Shareholders’ Equity
Current liabilities:
Short-term debt	$963	$710
Accounts payable	1,548	1,387
Accrued and other current liabilities	1,711	1,613
Current liabilities held for sale	188	137
Total current liabilities	4,410	3,847
Long-term debt	3,037	3,634
Long-term pension and postretirement liabilities	1,102	1,158
Deferred income taxes	207	236
Income taxes	312	293
Noncurrent liabilities held for sale	—	43
Other liabilities	487	441
Total Liabilities	9,555	9,652
Commitments and contingencies
Shareholders’ equity:
Common shares, CHF 0.57 par value, 357,069,981 shares authorized and issued	157	157
Accumulated earnings	12,114	10,175
Treasury shares, at cost, 12,279,603 and 5,356,369 shares, respectively	(1,134)	(421)
Accumulated other comprehensive loss	(306)	(160)
Total Shareholders’ Equity	10,831	9,751
Total Liabilities and Shareholders’ Equity	$20,386	$19,403

TE CONNECTIVITY LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	For the Quarters Ended		For the Years Ended
	September 28,	September 29,	September 28,	September 29,
	2018	2017	2018	2017
	(in millions)
Cash Flows From Operating Activities:
Net income	$1,661	$434	$2,565	$1,683
(Income) loss from discontinued operations, net of income taxes	13	(45)	19	(143)
Income from continuing operations	1,674	389	2,584	1,540
Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	171	160	667	611
Deferred income taxes	(1,233)	50	(791)	(142)
Provision for losses on accounts receivable and inventories	1	3	30	20
Share-based compensation expense	24	24	95	95
Other	17	(2)	5	25
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts receivable, net	110	65	(269)	(204)
Inventories	(30)	(48)	(247)	(270)
Prepaid expenses and other current assets	(13)	(62)	(63)	(62)
Accounts payable	24	99	201	314
Accrued and other current liabilities	148	160	5	224
Income taxes	30	(55)	54	(1)
Other	(1)	55	30	123
Net cash provided by continuing operating activities	922	838	2,301	2,273
Net cash provided by discontinued operating activities	2	35	150	48
Net cash provided by operating activities	924	873	2,451	2,321
Cash Flows From Investing Activities:
Capital expenditures	(262)	(242)	(935)	(679)
Proceeds from sale of property, plant, and equipment	4	7	23	19
Acquisition of businesses, net of cash acquired	(153)	(173)	(153)	(250)
Other	—	22	(8)	1
Net cash used in continuing investing activities	(411)	(386)	(1,073)	(909)
Net cash used in discontinued investing activities	(8)	(8)	(21)	(23)
Net cash used in investing activities	(419)	(394)	(1,094)	(932)
Cash Flows From Financing Activities:
Net increase (decrease) in commercial paper	(1)	(168)	270	(330)
Proceeds from issuance of debt	—	500	119	589
Repayment of debt	—	—	(708)	—
Proceeds from exercise of share options	4	31	100	117
Repurchase of common shares	(268)	(238)	(879)	(614)
Payment of common share dividends to shareholders	(153)	(141)	(588)	(546)
Transfers (to) from discontinued operations	(6)	27	129	25
Other	(2)	(7)	(36)	(30)
Net cash provided by (used in) continuing financing activities	(426)	4	(1,593)	(789)
Net cash provided by (used in) discontinued financing activities	6	(27)	(129)	(25)
Net cash used in financing activities	(420)	(23)	(1,722)	(814)
Effect of currency translation on cash	(7)	7	(5)	(4)
Net increase (decrease) in cash and cash equivalents	78	463	(370)	571
Cash and cash equivalents at beginning of period	770	755	1,218	647
Cash and cash equivalents at end of period	$848	$1,218	$848	$1,218

Supplemental Cash Flow Information:
Interest paid	$30	$22	$127	$128
Income taxes paid, net of refunds	76	67	393	323

TE CONNECTIVITY LTD.

RECONCILIATION OF FREE CASH FLOW (UNAUDITED)

	For the Quarters Ended		For the Years Ended
	September 28,	September 29,	September 28,	September 29,
	2018	2017	2018	2017
	(in millions)
Net cash provided by continuing operating activities	$922	$838	$2,301	$2,273
Excluding:
Receipts related to pre-separation U.S. tax matters, net	—	—	(5)	(23)
Cash paid pursuant to collateral requirements related to cross currency swaps contracts	6	61	16	80
Capital expenditures, net	(258)	(235)	(912)	(660)
Free cash flow (1)	$670	$664	$1,400	$1,670

(1) Free cash flow is a non-GAAP financial measure. See description of non-GAAP financial measures.

TE CONNECTIVITY LTD.

CONSOLIDATED SEGMENT DATA (UNAUDITED)

	For the Quarters Ended		For the Years Ended
	September 28,	September 29,	September 28,	September 29,
	2018	2017	2018	2017
	($ in millions)
	Net Sales	Net Sales	Net Sales	Net Sales
Transportation Solutions	$2,012	$1,844	$8,290	$7,039
Industrial Solutions	1,014	954	3,856	3,507
Communications Solutions	483	437	1,842	1,639
Total	$3,509	$3,235	$13,988	$12,185

	Operating	Operating	Operating	Operating	Operating	Operating	Operating	Operating
	Income	Margin	Income	Margin	Income	Margin	Income	Margin
Transportation Solutions	$341	16.9%	$318	17.2%	$1,578	19.0%	$1,294	18.4%
Industrial Solutions	146	14.4	109	11.4	465	12.1	364	10.4
Communications Solutions	83	17.2	64	14.6	288	15.6	218	13.3
Total	$570	16.2%	$491	15.2%	$2,331	16.7%	$1,876	15.4%

	Adjusted	Adjusted	Adjusted	Adjusted	Adjusted	Adjusted	Adjusted	Adjusted
	Operating	Operating	Operating	Operating	Operating	Operating	Operating	Operating
	Income (1)	Margin (1)	Income (1)	Margin (1)	Income (1)	Margin (1)	Income (1)	Margin (1)
Transportation Solutions	$364	18.1%	$326	17.7%	$1,623	19.6%	$1,366	19.4%
Industrial Solutions	152	15.0	128	13.4	555	14.4	446	12.7
Communications Solutions	81	16.8	60	13.7	301	16.3	222	13.5
Total	$597	17.0%	$514	15.9%	$2,479	17.7%	$2,034	16.7%

(1) Adjusted operating income and adjusted operating margin are non-GAAP financial measures. See description of non-GAAP financial measures.

TE CONNECTIVITY LTD.

RECONCILIATION OF NET SALES GROWTH (UNAUDITED)

	Change in Net Sales for the Quarter Ended September 28, 2018
	versus Net Sales for the Quarter Ended September 29, 2017
	Net		Organic Net
	Sales Growth		Sales Growth (1)		Translation (2)	Acquisitions
	($ in millions)
Transportation Solutions (3):
Automotive	$113	8.4%	$77	5.8%	$(20)	$56
Commercial transportation	38	13.9	40	14.6	(2)	—
Sensors	17	7.7	21	9.5	(4)	—
Total	168	9.1	138	7.5	(26)	56
Industrial Solutions (3):
Industrial equipment	24	4.9	19	3.9	(5)	10
Aerospace, defense, oil, and gas	26	9.2	26	9.2	—	—
Energy	10	5.6	14	8.0	(4)	—
Total	60	6.3	59	6.2	(9)	10
Communications Solutions (3):
Data and devices	39	15.3	43	17.0	(4)	—
Appliances	7	3.8	9	4.8	(2)	—
Total	46	10.5	52	11.9	(6)	—
Total	$274	8.5%	$249	7.7%	$(41)	$66

	Change in Net Sales for the Year Ended September 28, 2018
	versus Net Sales for the Year Ended September 29, 2017
	Net		Organic Net
	Sales Growth		Sales Growth (1)		Translation (2)	Acquisitions
	($ in millions)
Transportation Solutions (3):
Automotive	$864	16.5%	$434	8.2%	$213	$217
Commercial transportation	283	28.4	233	23.2	50	—
Sensors	104	12.8	72	8.9	32	—
Total	1,251	17.8	739	10.5	295	217
Industrial Solutions (3):
Industrial equipment	240	13.7	150	8.6	58	32
Aerospace, defense, oil, and gas	82	7.6	51	4.7	31	—
Energy	27	3.9	6	0.9	21	—
Total	349	10.0	207	5.9	110	32
Communications Solutions (3):
Data and devices	105	10.9	91	9.5	14	—
Appliances	98	14.5	81	12.0	17	—
Total	203	12.4	172	10.5	31	—
Total	$1,803	14.8%	$1,118	9.2%	$436	$249

(1) Organic net sales growth is a non-GAAP financial measure. See description of non-GAAP financial measures.

(2) Represents the change in net sales resulting from changes in foreign currency exchange rates.

(3) Industry end market information is presented consistently with our internal management reporting and may be periodically revised as management deems necessary.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended September 28, 2018

(UNAUDITED)

		Adjustments
		Acquisition	Restructuring
		Related	and Other	Tax	Adjusted
	U.S. GAAP	Charges (1)	Charges, Net (1)	Items (2)	(Non-GAAP) (3)
	($ in millions, except per share data)
Operating Income:
Transportation Solutions	$341	$3	$20	$—	$364
Industrial Solutions	146	2	4	—	152
Communications Solutions	83	—	(2)	—	81
Total	$570	$5	$22	$—	$597

Operating Margin	16.2%				17.0%

Other Expense, Net	$(1)	$—	$—	$—	$(1)

Income Tax (Expense) Benefit	$1,128	$(1)	$(4)	$(1,222)	$(99)

Effective Tax Rate	(206.6)%				17.3%

Income from Continuing Operations	$1,674	$4	$18	$(1,222)	$474

Diluted Earnings per Share from Continuing Operations	$4.78	$0.01	$0.05	$(3.49)	$1.35

(1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.

(2) Includes a $1,222 million net income tax benefit associated with the tax impacts of certain intercompany transactions including an increase to the valuation allowance.

(3) See description of non-GAAP financial measures.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended September 29, 2017

(UNAUDITED)

		Adjustments
			Restructuring
		Acquisition	and Other
		Related	Charges	Adjusted
	U.S. GAAP	Charges (1)	(Credits), Net (1)	(Non-GAAP) (2)
	($ in millions, except per share data)
Operating Income:
Transportation Solutions	$318	$1	$7	$326
Industrial Solutions	109	—	19	128
Communications Solutions	64	—	(4)	60
Total	$491	$1	$22	$514

Operating Margin	15.2%			15.9%

Other Expense, Net	$(11)	$—	$—	$(11)

Income Tax Expense	$(62)	$(1)	$(7)	$(70)

Effective Tax Rate	13.7%			14.8%

Income from Continuing Operations	$389	$—	$15	$404

Diluted Earnings per Share from Continuing Operations	$1.09	$—	$0.04	$1.13

(1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.

(2) See description of non-GAAP financial measures.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Year Ended September 28, 2018

(UNAUDITED)

		Adjustments
		Acquisition	Restructuring
		Related	and Other	Tax	Adjusted
	U.S. GAAP	Charges (1)	Charges, Net (1)	Items (2)	(Non-GAAP) (3)
	($ in millions, except per share data)
Operating Income:
Transportation Solutions	$1,578	$12	$33	$—	$1,623
Industrial Solutions	465	10	80	—	555
Communications Solutions	288	—	13	—	301
Total	$2,331	$22	$126	$—	$2,479

Operating Margin	16.7%				17.7%

Other Income, Net	$1	$—	$—	$(1)	$—

Income Tax (Expense) Benefit	$344	$(5)	$(31)	$(716)	$(408)

Effective Tax Rate	(15.4)%				17.1%

Income from Continuing Operations	$2,584	$17	$95	$(717)	$1,979

Diluted Earnings per Share from Continuing Operations	$7.32	$0.05	$0.27	$(2.03)	$5.61

(1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.

(2) Includes a $1,283 million net income tax benefit associated with the tax impacts of certain intercompany transactions and legal entity restructurings including an increase to the valuation allowance. Also includes $567 million of income tax expense related to the tax impacts of the Tax Cuts and Jobs Act.

(3) See description of non-GAAP financial measures.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Year Ended September 29, 2017

(UNAUDITED)

		Adjustments
		Acquisition	Restructuring
		Related	and Other	Tax	Adjusted
	U.S. GAAP	Charges (1)	Charges, Net (1)	Items (2)	(Non-GAAP) (3)
	($ in millions, except per share data)
Operating Income:
Transportation Solutions	$1,294	$3	$69	$—	$1,366
Industrial Solutions	364	8	74	—	446
Communications Solutions	218	—	4	—	222
Total	$1,876	$11	$147	$—	$2,034

Operating Margin	15.4%				16.7%

Other Expense, Net	$(42)	$—	$—	$7	$(35)

Income Tax Expense	$(180)	$(3)	$(40)	$(66)	$(289)

Effective Tax Rate	10.5%				15.3%

Income from Continuing Operations	$1,540	$8	$107	$(59)	$1,596

Diluted Earnings per Share from Continuing Operations	$4.30	$0.02	$0.30	$(0.16)	$4.46

(1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.

(2) Includes income tax benefits associated with the tax impacts of certain intercompany transactions and the corresponding reduction in the valuation allowance for U.S. tax loss carryforwards. Also includes income tax benefits associated with pre-separation tax matters and the related impact to other expense pursuant to the tax sharing agreement with Tyco International and Covidien.

(3) See description of non-GAAP financial measures.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended December 29, 2017

(UNAUDITED)

		Adjustments
		Acquisition	Restructuring
		Related	and Other	Tax	Adjusted
	U.S. GAAP	Charges (1)	Charges, Net (1)	Items (2)	(Non-GAAP) (3)
	($ in millions, except per share data)
Operating Income:
Transportation Solutions	$417	$5	$4	$—	$426
Industrial Solutions	102	2	22	—	126
Communications Solutions	67	—	8	—	75
Total	$586	$7	$34	$—	$627

Operating Margin	17.6%				18.8%

Other Income, Net	$2	$—	$—	$(1)	$1

Income Tax Expense	$(599)	$(2)	$(8)	$506	$(103)

Effective Tax Rate	105.8%				17.0%

Income (Loss) from Continuing Operations	$(33)	$5	$26	$505	$503

Diluted Earnings (Loss) per Share from Continuing Operations (4)	$(0.09)	$0.01	$0.07	$1.42	$1.42

(1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.

(2) Includes $567 million of income tax expense related to the tax impacts of the Tax Cuts and Jobs Act and a $61 million income tax benefit related to certain legal entity restructurings.

(3) See description of non-GAAP financial measures.

(4) U.S. GAAP diluted shares excludes 3 million of nonvested restricted share awards and nonvested options as the inclusion of these securities would have been antidilutive because of our loss during the period. Such amounts are included in adjusted (non-GAAP) diluted shares.

TE CONNECTIVITY LTD.

RECONCILIATION OF FORWARD-LOOKING NON-GAAP FINANCIAL MEASURES

TO FORWARD-LOOKING GAAP FINANCIAL MEASURES

As of October 31, 2018

(UNAUDITED)

	Outlook for
	Quarter Ending
	December 28,	Outlook for
	2018	Fiscal 2019
Diluted earnings per share from continuing operations (GAAP)	$1.09 - $1.13	$5.20 - $5.40
Restructuring and other charges, net	0.13	0.33
Acquisition related charges	0.03	0.07
Adjusted diluted earnings per share from continuing operations (non-GAAP) (1)	$1.25 - $1.29	$5.60 - $5.80

Net sales growth (GAAP)	0% - 3%	0% - 2%
Translation	2	3
(Acquisitions) divestitures, net	(1)	(1)
Organic net sales growth (non-GAAP) (1)	1% - 4%	2% - 4%

(1) See description of non-GAAP financial measures.